UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 15, 2010

EAST COAST DIVERSIFIED CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission file number: 0-50356

Nevada	55-0840109
(State of Incorporation)	(I.R.S. Employer Identification No.)

120 Interstate North Parkway SE, Suite 445 Atlanta, Ga.	30339
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, Including Area Code: (770) 953-4184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” in this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

§1 – Registrant’s Business & Operations

Item 1.01  Entry into a Material Definitive Agreement.

On December 18, 2009, the Company's principal shareholders, Frank Rovito, Aaron Goldstein and Green Energy Partners, LLC ( the "Sellers") and entered into a Securities Purchase Agreement (the “ Agreement ”) ) with Kayode Aladesuyi (the “ Buyer ”) pursuant to which Sellers, owners of record and beneficially an aggregate of 7,029,950 shares of Common Stock, par value $0.001 per share (“ Common Stock ”) of East Coast Diversified Corporation, a Nevada corporation (the “ Company ”), agreed to sell and transfer to the Buyer Sellers 7,029,950 shares of  Common Stock ( the " Sellers’ Shares ”) for total consideration of Three Hundred Thousand ($300,000.00) Dollars. The Agreement also provides that the Company will enter into a share exchange agreement with EarthSearch Communications International, Inc.

On January 15, 2010, East Coast Diversified Corp. (the "Company") and EarthSearch Communications International, Inc. ("EarthSearch") executed a Share Exchange Agreement (the “ Agreement ”) pursuant to which the Company agreed to issue 35,000,000 (Thirty Five Million)restricted shares to the shareholders of EarthSearch. The Agreement is subject to closing conditions and the parties expect the closing to take place on or around February 20, 2010. EarthSearch offers a portfolio of GPS devices, RFID interrogators, integrated GPS/RFID technologies and Tag designs. These solutions help businesses worldwide to increase asset management, provide safety and security, increase productivity, and deliver real-time visibility of the supply chain through automation.

On April 2, 2010 EarthSearch Communications International, Inc consummated all obligations under the private stock purchase agreement dated December 18 2009 and the share Exchange Agreement dated January 15, 2010. In accordance with the terms and provisions of the Purchase Agreement, the Company acquired one hundred percent of the assets of EarthSearch Communications International Inc.  The Purchase Agreement closed on April 2, 2010. As a result of the Purchase Agreement transaction, our principal business became the business of EarthSearch communications international Inc., which is more fully described herein

§2 – Financial Information

Item 2.01  Completion of Acquisition of Disposition of Assets

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference. The Purchase Agreement was accounted for as a recapitalization wherein EarthSearch is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the ECDC have been brought forward at their book value. As a result of the Purchase Agreement, our principal business became the business of EarthSearch which is more fully described below.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, we acquired 100% of the assets and liabilities of EARTHSEARCH. Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing the following information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the post Asset Purchase Agreement entity, except that information relating to periods prior to the date of the transaction relates to the pre-transaction company, unless otherwise specifically indicated.

The foregoing Items enumerated 1 through 14 are enumerated utilizing the Item number designation of Form 10 and intended to satisfy and relate such information required by Item 2.01(f) for Form 8-K.

Item 1.  BUSINESS

Historical

East Coast Diversified Corp. (the "Company") was incorporated under the laws of the State of Delaware on May 27, 1994 under the name Plantastic Corp. The Company was formed for the purpose of purchasing and operating a tree farm and nursery. The Company was unsuccessful in this venture and in March 1997, the Company amended its articles of incorporation, reorganized its capital structure and changed its name to Viva Golf, USA Corp. The Company then acquired the assets of Viva Golf, USA Corp., a Delaware corporation, which consisted of a golf equipment marketing plan and other related assets. The Company unsuccessfully engaged in the business of golf club manufacturing and marketing and ceased those operations in 1998. In June 2003, the Company changed its name to East Coast Diversified Corp. from Lifekeepers International, Inc. and changed its domicile to Nevada.

On April 2, 2010 EarthSearch consummated all obligations under the private stock purchase agreement dated Decmber18 2009 and the shares Exchange Agreement dated January 15, 2010. In accordance with the terms and provisions of the Purchase Agreement, the Company acquired one hundred percent of the assets of EarthSearch communications international Inc.  The Purchase Agreement closed on April 2, 2010. As a result of the Purchase Agreement transaction, our principal business became the business of EarthSearch communications international Inc., which is more fully described herein

Overview

EarthSearch Communications is a privately held corporation based in Atlanta, Georgia, USA.  The company has created the world’s first integration of RFID and GPS technology. EarthSearch is an international provider of supply management solutions offering real-time visibility in the supply chain with integrated RFID/GPS and other telemetry products. For more information, please visit us at www.earthsearch.us

Products

EarthSearch is an international provider of Global Positioning Systems (GPS) and telemetric devices, applications and solutions for both consumer and commercial markets.  EarthSearch developed and created devices which feature the world’s first wireless communication between RFID and GPS technologies. These devices provide real-time visibility of assets and goods in transit as well providing specialized security applications for sea ports, shipyards, and power and energy plants. As of April 2, 2010, we have 19 full time Employees and have 2 consultants that work with us on part-time basis.

EarthSearch GPS devices offer trucking fleet owners a suite of security, safety and convenience features for both consumer and commercial fleets. EarthSearch offerings such as AutoSearchGPS™, AutoSearchRFID and HALO are vehicle and supply chain management solutions.  The products are designed to be easily installed into any type of vehicle, including automobiles, construction equipment, trucks, buses and other mobile machinery. Customers can use these proprietary devices to address their specific needs, such as substantially the reducing the risk of assets being lost, stolen or misrouted; managing a commercial vehicle or a fleet; and precisely track the location of their goods, inventory, and/or vehicles in real-time.

Additionally, EarthSearch has developed BusSafe - the first school bus security solution with integrated GPS/RFID technology. This unique solution is designed to provide real-time visibility and security of students traveling on scheduled school bus routes.  This unprecedented technology monitors the real-time status of students as they enter and exit school buses.

BusSafe can provide real-time alerts to parents and schools when a student gets on the bus or off the bus.  Alerts are sent should a student exit at the wrong bus stop, or should a student fail to get on or off the bus at a scheduled location. The BusSafe system provides real-time notification to parents with hand-held devices, such as smart phones.

Patents and Other Proprietary Properties

In 2007 EarthSearch filed and was issued a patent for the technology below:

The remote access patented software allows for the wireless management of vehicles.  This includes remotely operating vehicle components such as the ignition and the AC/Heating system, while remotely managing in-vehicle components such as alarm systems, camera, disabling the engine as well as providing location capabilities from a handheld device

In August 2009 we applied for a Business Process Patent for the world’s first integration of RFID and GPS in a fleet tracking solution:

The resulting product is the iGPS.  iGPS is the world’s first vehicle tracking device with an embedded RF Module.  iGPS provides the ability to perform the dual functions of an RFID solution by communicating directly with RF Tags while also creating a wireless gateway between mobile RFID solution and a backend server to function as a fleet management solution.

The business process patent is based on embedded firmware which leverages intelligence within the GPS device.  It is this on-board logic which allows iGPS to make decisions based upon specific RFID tag activities, including providing enhanced security against theft of goods in transit.

In addition to the listed patent and applications, EarthSearch owns proprietary Intellectual Property rights to the following software:

GTIS – Global Transit ID Services solution: A key component of our licensing program, GTIS is the only web-based application that allows for the management of integrated GPS/RFID at hardware level.  It is a necessary application for the management of assets in transit. (See attached licensees solution under testing)

QuickTrack- Our proprietary enterprise resource management software. QuickTrack was designed by our software division, ES Technology, as a complete solution for the management of a telemetry business:

• Sales processing	• Installer module
• Dealer module activation	• Automated service
• Billing module	• Payment module
• Customer support	• Reports
• Inventory	• Credit Card processing

In markets where a licensee is developing a new business, we offer QuickTrack as part of the licensing package.

The following are Trademarks are owned by EarthSearch:

•	iGPS – as a product name
•	HALO – as a product name
•	AutoSearchGPS
•	AutoSearchRFID
•	MobileMANAGER
•	TrailerTRACK

The following are service marks owned by EarthSearch:

•	“Moving Beyond GPS”
•	“Security in Motion”
•	“Always in Control”

Recent Accomplishments:

•	Executed Vendor Agreement with Wal-Mart (Will introduce HALO, teen diving product in 2010)
•	Completed testing of iGPS for British Police, S. Wales. Price negotiation underway.

Market: The FBI reported that in 2007 more than $30 Billion dollars worth of goods were stolen in while in transit. Euro Watch reported the problem as a 10 Billion Euro problem for the same year. The problem of asset stolen in transit is valued at more than $50 Billion US dollars globally.

According to IDTechEX,  a market research firm:

“The next ten years will see a rapid gain in market share of mainstream printed and Chipless RFID tags. The numbers sold globally will rise from $40 million in 2009 to $624 billion in 2019” - Raghu Das, Development Manager IDTechEx.

EarthSearch believes the growth rate will be significantly higher when our integrated GPS/RFID technology becomes a mainstream solution.

Recent research by IBM validates the belief.

“70% of 400 supply chain managers who participated in the research were dissatisfied with the current stage of technology and their inability to have real-time visibility of the supply chain”.  - Karen Butner, IBM Global Services

Presently, EarthSearch products offer the only solution available globally to resolve this problem by providing real-time visibility of assets.

Revenue: EarthSearch anticipates generating an average of $15,000,000 per year over the next 5 years through incremental growth of subscription fees and equipment sales. The need to provide security for assets in transit and to create visibility into events occurring in real-time will drive long-term sale and success of the company’s products.

Sales: Revenue will be generated from equipment sales and long term subscription service agreement with clients based on the use of the Company’s proprietary software, “Global Transit ID Services Solution” (GTIS), and monitoring services using GPRS and RF communication networks

Business Strategy:

Provide a Global Turnkey Solution to Independent Distributor and Licensee Network

EarthSearch intends to market its product and services to an existing global network of RFID and GPS distributors to leverage our integrated solution and to offer real-time visibility and security of assets beyond the warehouse.

Offer Comprehensive and Affordable Subscription-Based Solutions

Domestically EarthSearch will offer low cost supply chain solutions which will provide real-time visibility solution for goods in transit to service companies, manufacturers, shippers, and the like.

Pursue Co-Branding, Licensing and Other Strategic Relationships

Management is offering co-branding and licensing opportunities to major, strategic partners such as SITA and Inova Technology, Odin Technology, Advanced ID – Brazil, TagStone – Dubai, DecTag, UK, and E-smart- Singapore.

Management: The Management team comprises of a focused group with experience in business development, marketing, technology and commercial skills. The group possesses a history of successful accomplishments in business, technology and finance.

Competition: There are numerous companies globally offering GPS and RFID products. There are also a number of other companies offering RTLS (Real-time Location Services) using software to communicate information to a back end server for analysis of information collected from GPS/RFID hardware. The information provided by competing services is considered “almost accurate.”

The key differentiator is that EarthSearch is the only company presently able to provide critical asset information in real-time.  A delay can be crucial, especially if the asset in question is in peril. EarthSearch offer the only products in the world that offer real-time solutions with visibility of events, assets and inventory.

Direct Sales

Our sales team will also target medium to large fleet companies through telemarketing and direct mail campaigns. This effort will be supported by a more aggressive direct sales campaign to be implemented by the marketing team. We are launching several on-line marketing campaigns. We are registered with various on-line retailers to carry our products for direct sales opportunities.

E-marketing Campaign

We have secured the services of an e-marketing company to position our product to reach end users searching for similar products on-line.  We have registered and bid our products for strong position on some of the most popular search engines.

Direct e-mail and e-ad campaigns have been created to make customers aware of our products and its superiority or competitive advantages. Our e-ads are very focused with clearly defined messages and calls to action.

On-line retail

We are registered with multiple on-line retailers to help enhance our sales opportunity and to build brand awareness.

Some of the on-line retailers with which we are now registered include:

•	Wal-Mart.com
•	Buy.com
•	E-Bay

Big box retailers

Our business development division recently submitted registration information to Wal-Mart, K-Mart, Best Buy and a few other regional retailers to carry our product in their stores.  We strongly believe we will succeed in this endeavors in 2010.

We recently executed a vendor agreement with Wal-Mart and expect to accomplish similar goals with other retailers.

E-commerce

We completed and launched our e-commerce website, RoadNUT.com. We will launch e-commerce pages for all of our other product in 2010. In addition to the on-line retailers that will now offer our products, our e-ads and on-line email or e-marketing campaigns are designed to drive end users to our e-commerce site.

Our e-commerce is directly linked to most of our on-line retail partners for fulfillment purposes.

Direct mail campaign

We will support our promotional and public relations campaigns with direct mail campaigns to specific target audiences such as parents with teenage drivers.  Our products offer some unique features that can be targeted to specific target audiences.  The silent alarm on our device is highly attractive to female customers who are generally security conscious.

One of the advantages we bring to the market place is ability to customize application to end users.  Fleet management operators are particularly interested in customized applications and we will aggressively market this capability to large and medium size fleet operators.

Promotion and sponsorship program

We will partner with Atlanta radio station B98.5 to launch a teen awareness program called “Parents deserve a break”.  It will allow us to put forward a compelling case before millions of parents to discuss teen drivers and safety issues. Our cell phone and wireless vehicle management application fits in well with the lifestyle of this audience and gives a greater degree of control over teenage driving habits. The HALO device offers an unprecedented in-vehicle audio guidance system that cautions when a driver is not wearing a seat belt, is speeding or erratic driving behavior is detected.

Public relations

Historically, we have been very successful in our public relations campaigns.  We have had coverage in numerous magazines, on-line publishers as well as several newspapers including the New York Times, the Atlanta Journal -Constitution, the San Francisco Chronicle and a number of San Antonio, TX newspapers.

We launched an aggressive PR campaign that has placed us solidly on the global market and is generating significant interest in our product and services.

Advertisement

We launched our first advertising campaign in September of 2007 with the Mazda beta test.  A highly successful campaign, it brought us the interest of APCO for a licensing relationship, while the sales of products at the selected dealerships encouraged Mazda to offer expansion of the program.

While we did not have adequate resources to continue or increase the advertising on a larger scale, the immediate impact of the two month campaign was encouraging and we look forward to further opportunities to take our story to a national audience.

Licensing Programs

The establishment of our business development division is a critical part of our plan to accomplish our financial objectives for 2010.  We have completed the development of a licensing program both for domestic and international partners.  In 2009 we executed licensing agreements with several companies and have several more deals pending (see section “Projects On-Going”).

We will aggressively expand our global licensing efforts in 2010.  We intend to do this via media campaigns, e-marketing and establishing relations with numerous on-line global sourcing outlets that will introduce us to new markets and participation in various domestic and international trade shows.

We bring a unique and turnkey solution to support our licensees to become successful.

The EarthSearch Licensing program is based on a global server network that supports all of our operations. We converted our hosting solution to Amazon Cloud which gives us 100% redundancy globally – 24/7/365.

We partnered with Google to have access to current global map data.

Our product portfolio will offer our licensees a highly competitive advantage in their local market as we offer them the unprecedented combination of the two most critical technologies in the world (GPS and RFID).  Our solution allows licensees to deliver efficiency gains in logistics and supply chain investment while delivering true real-time visibility and automation of supply chain operations.

With a global operating system in place, our systems are available in some of the world’s most popular languages, English, French, Spanish and Portuguese.  We intend to aggressively market licensing opportunity to a world market.

Our Products

AutoSearchRFID – World’s first integration of GPD and RFID

Providing security for goods and assets in transit:

Bus Safe - BusSafe provides real-time information of K-12 students’ safe pick up or drop off.

Information is delivered to parents handheld device and to reduce the possibility of child abductions. (We recently submitted proposal to Google Venture to use ad supported revenue strategy to deliver solution free to all schools in the country)

AutoSearchGPS - Small business Fleet management solution

Low cost and affordable

MobileMANAGER   - Advanced Logistic and Fleet Management Solution

Offers Satellite and GSM communications including 2-way text and voice communications. Customizable canned message handlers.

MobileMANAGER – Installed in a freightliner

HALO  - The most advanced Teen driver safety device

In-vehicle audio assistance provides new driver guidance and driving habit alerts. iGPS - Intelligent GPS, Offers the first wireless communication between GPS and RFID

The World’s first GPS device with embedded RF module. (Patent pending)

Item 1A.  RISK FACTORS.

The limited history of our business makes it difficult to evaluate an investment in our Company.

Due to the early stage of our development, limited financial and other historical data is available for investors to evaluate whether we will be able to fulfill our business strategy and plans, including whether we will be able to achieve sales growth or meet our sales objectives.  Further, financial and other limitations May force us to modify, alter, or significantly delay the implementation of such plans.  Our anticipated investments include, but are not limited to, information systems, sales and marketing, research and development, distribution and fulfillment, customer support, and administrative infrastructure.  We May incur substantial losses in the future, making it extremely difficult to implement our business plans and strategies and sustain our then current level of operations.  Furthermore, no assurances can be given that our strategy will result in an improvement in operating results or that our operations will become profitable.

We have a working capital deficit, we May not be able to finance our operating needs and our auditors’ report expressed substantial doubt as to our ability to continue as a going concern.

Our current liabilities are currently greater than our current assets. Our ability to meet our operating needs depends in large part on our ability to secure third party financing. We cannot provide any assurances that we will be able to obtain financing. In connection with their audit report on our consolidated financial statements as of December 31, 2006, our independent certified public accountants expressed substantial doubt about our ability to continue as a going concern as such continuance is dependent upon our ability to raise sufficient capital.

Our business model is unproven and May ultimately prove to be commercially unviable.

Because of our limited history of operations, we are unable to predict whether our business model will prove to be viable, whether the actual demand we anticipate for our products and services will materialize, whether demand for our products and services will materialize at the prices we expect to charge, or whether current or future revenue streams and/or pricing levels will be sustainable.  There can be no assurances we will be able to achieve or sustain such revenue streams and/or pricing levels, the results of which could have a material, adverse effect on our business, financial condition, and results of operations.  Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control, including, among other things, the risks described herein.  Our likelihood of success must be considered in light of the problems, expenses, complications, delays, and disruptions typically encountered in forming a new management team, hiring and training new employees, expanding into new markets, application of GPS, telematics and wireless technology still in its infancy, and the competitive environment in which we intend to operate.

We will require significant additional capital to fulfill our business plan, and our failure to raise additional capital will have a material, adverse effect on our business, financial condition, and results of operations.

The development of our sales and marketing capabilities, product and service offerings, and business in general requires significant capital.  The amount of our future capital requirements depends primarily on the rate of client growth, the rate and extent of our current expansion plans, and results of operations.  There can be no assurances that unexpected circumstances (including failure to achieve anticipated cash flow) will not arise, requiring us to delay or abandon our development plans or seek additional financing.  There can also be no assurance that additional financing will be available when needed or, that it will be available on commercially acceptable terms.  If we are not able to obtain additional capital on acceptable terms, there is a risk that investors could lose their entire investment.  Moreover, additional equity financing, if obtained, could result in substantial dilution to investors in our Common Stock, and the terms of such additional equity financing May include liquidation and dividend preferences over the Common Stock, as well as superior voting rights and other advantages in comparison to the holders of and investors in our Common Stock.

We are dependent on Kayode Aladesuyi.  Our failure to retain Mr. Aladesuyi and/or attract new highly qualified members to our Company’s management team would adversely affect our ability to either remain in operation or continue to grow.

Our success to date has largely been attributable to the skills and efforts of Kayode Aladesuyi, our founder, Chief Executive Officer and President.  Continued growth and profitability will depend on our ability to strengthen our leadership infrastructure by recruiting and retaining qualified, experienced executive personnel.  Competition in our industry for executive-level personnel is fierce, and there can be no assurance that we will be able to hire and retain other highly skilled executive employees, or that we can do so on economically feasible or desirable terms.  The loss of Mr. Aladesuyi or our inability to hire and retain other such executives would have a material, adverse effect on our business, financial condition, and results of operations.  In addition, the other members of our management team do not have substantial, if any, experience in the telematics industry.

If we are not successful in the continued development, introduction, or timely manufacture of new products, demand for our products and services could decrease substantially.

We expect that a significant portion of our future revenue will be derived from sales of newly introduced products and services.  The market for our products and services is characterized by rapidly changing technology, evolving industry standards, and changes in customer needs.  Specifically, the GPS, telematics, and wireless industries are experiencing significant technological change and advancement, and the industry in which we operate May coalesce in support of one or more particular advanced technologies that our Company does not possess.  If we fail to modify or improve our products and services in response to changes in technology, industry standards or customer needs, our products and services could rapidly become less competitive or obsolete.  We must continue to make significant investments in research and development in order to continue to develop new products, enhance existing products, and achieve market acceptance for such products.  However, there can be no assurance that development stage products will be successfully completed or, if developed, will achieve significant customer acceptance.

If we are unable to successfully develop and introduce competitive new products and services, and enhance our existing products and services, our future results of operations would be adversely affected.  Our pursuit of necessary technology May require substantial time and expense, and we May need to license new technologies to respond to technological change.  These licenses May not be available on desirable or acceptable terms. Development and manufacturing schedules for technology products are difficult to predict, and there can be no assurance that we will achieve timely initial customer shipments of new products.  The timely availability of these products in volume and their acceptance by customers are important to our future success.  We May experience delays in shipping certain of our products and, whether due to manufacturing delays, lack of market acceptance, delays in regulatory approval, or otherwise, they could have a material adverse effect on our business, financial condition, and results of operations.

We will derive a significant portion of our revenues from sales outside the United States, and numerous factors related to international business activities will subject us to risks that could, among other things, affect the demand for our products, negatively affecting our business, financial condition, or results of operations.

Part of our strategy will involve the pursuit of growth opportunities in a number of foreign markets.  If we are not able to maintain or increase international market demand for our products, services, and technologies, then we May not be able to achieve our financial goals.

In many foreign markets, barriers to entry are created by long-standing relationships between potential customers and their local providers and protective regulations, including local content and service requirements.  In addition, the pursuit of international growth opportunities require significant efforts for an extended period before substantial revenues from these markets are realized.  Our business could be adversely affected by a variety of uncontrollable and changing factors, including:

•	Unexpected changes in legal or regulatory requirements;

•	Difficulty in protecting our intellectual property rights in a particular foreign jurisdiction;

•	Cultural differences in the conduct of business;

•	Difficulty in attracting qualified personnel and managing foreign activities;

•	Recessions in foreign economies;

•	Longer payment cycles for and greater difficulties collecting accounts receivable;

•	Export controls, tariffs, and other trade protection measures;

•	Fluctuations in currency exchange rates;

•	Nationalization, expropriation, and limitations on repatriation of cash;

•	Social, economic, and political instability;

•	Natural disasters, acts of terrorism, and war;

•	Taxation; and

•	Changes in laws and policies affecting trade, foreign investment, and loans.

We rely on third-party RFID device we integrated with our product.  The loss or inability to maintain licenses for such third-party could materially, negatively impact our business.

We currently rely upon certain software licensed from third-parties, including software that is integrated with our internally developed software and used to perform key functions.  Certain of these licenses, including our license with Google, are for limited terms and can be renewed only by mutual consent.  In addition, these licenses may be terminated if we breach the terms of the license and fail to cure the breach within a specified period of time.  There can be no assurance that such licenses will be available to us on commercially reasonable terms, if at all.  The loss of or inability to maintain or obtain licenses on such third-party software could result in the discontinuation of, or delays or reductions in, product shipments unless and until equivalent technology is identified, licensed, and integrated with our software.  Any such discontinuation, delay, or reduction would harm our business, results of operations, and financial condition.

In addition, the third-party licenses that we may need to acquire in the future may not be exclusive, and there can be no assurance that our competitors will not obtain similar licenses and utilize such technology in competition with us.  There can be no assurance that the vendors of certain technology that we may need to utilize in our products will be able to provide such technology in the form we require, nor can there be any assurance that we will be able to modify our own products to adapt to changes in such technology.  In addition, there can be no assurance that financial or other difficulties that may be experienced by such third-party vendors will not have a material adverse effect upon the technologies that May be incorporated into our products, or that, if such technologies become unavailable, we will be able to find suitable alternatives if we in fact need them.  The loss of, or inability to maintain or obtain, any such software licenses could potentially result in shipment delays or reductions until equivalent software can be developed, identified, licensed and integrated, and could harm our business, operating results, and financial condition if we ultimately need to rely on such software.

If we do not correctly anticipate demand for our products, we May not be able to secure sufficient quantities or cost-effective production of our products, or we could have costly excess production or inventories.

We expect that it will become more difficult to forecast demand as we introduce and support multiple products and as competition in the market for our products intensifies.  Significant unanticipated fluctuations in demand could cause the following problems in our operations:

•
If demand increases beyond what we forecast, we would have to rapidly increase production.  We would depend on suppliers to provide additional volumes of components, and those suppliers might not be able to increase production rapidly enough to meet unexpected demand.

•
Rapid increases in production levels to meet unanticipated demand could result in higher costs for manufacturing and supply of components and other expenses.  These higher costs could lower our profit margins.  Further, if production is increased rapidly, manufacturing quality could decline, which May also lower our profit margins.

•
If forecasted demand does not develop, we could have excess production resulting in higher inventories of finished products and components, which would use cash and could lead to write-offs of some or all of the excess inventories.  Lower than forecasted demand could also result in excess manufacturing capacity at our facilities, which could result in lower margins.

Our sales and gross margins for our products May fluctuate or erode.

Our sales and gross margins for our products May fluctuate from quarter to quarter due to a number of factors, including product mix, competition, and unit volumes.  In particular, the average selling prices of a specific product tend to decrease over that product’s life.  To offset such decreases, we intend to rely primarily on obtaining yield improvements and corresponding cost reductions in the manufacture of existing products and on introducing new products that incorporate advanced features and, therefore, can be sold at higher average selling prices.  However, there can be no assurance that we will be able to obtain any such yield improvements, or cost reductions, or introduce any such new products in the future.  To the extent that such cost reductions and new product introductions do not occur in a timely manner or our products do not achieve market acceptance, our business, financial condition, and results of operations could be materially, adversely affected.

We May not be able to protect our intellectual property rights against piracy or the infringement of our patents by third-parties due to the declining legal protection given to intellectual property.

Preventing unauthorized use or infringement of our intellectual property rights is difficult.  Piracy of our software represents a potential loss of significant revenue.  While this would adversely affect our revenue from the United States market, the impact on revenue from abroad is more significant, particularly in countries where laws are less protective of intellectual property rights.  Similarly, the absence of harmonized patent laws makes it more difficult to ensure consistent respect for patent rights.  Moreover, future legal changes could make defending our intellectual property rights even more challenging.  Continued enforcement efforts of our intellectual property rights May not affect revenue positively, and revenue could be adversely affected by reductions in the legal protection for intellectual property rights for software developers or by compliance with additional legal obligations impacting the intellectual property rights of software developers.

The loss of any member of our senior management team or a significant number of our managers could have a material adverse effect on our ability to manage our business.

Our operations depend heavily on the skills and efforts of our senior management team, our President and Chief Executive Officer. We will rely substantially on the experience of the management of our subsidiaries with regard to day-to-day operations. We face intense competition for qualified personnel, and many of our competitors have greater resources than we have to hire qualified personnel. The loss of any member of our senior management team or a significant number of managers could have a material adverse effect on our ability to manage our business.

Insurance

We currently maintain $2,000,000 dollars of property and business liability insurance from Essex insurance company. However, we intend to acquire and maintain insurance appropriate to our new activities in the near future on such terms that management shall deem to be commercially reasonable.

Employees/Consultants

Where You Can Get Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.W., Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov ..

The Company’s stock price may be volatile .

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

	new products and services by the Company or its competitors;
	additions or departures of key personnel;
	the Company’s ability to execute its business plan;
	operating results that fall below expectations;
	loss of any strategic relationship;
	industry developments;
	economic and other external factors; and
	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustaine .

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol ECDC.OB.  However, there is limited trading activity and not currently a liquid trading market.  There is no assurance as to when or whether a liquid trading market will develop, and if such a market does develop, there is no assurance that it will be maintained.  Furthermore, for companies whose securities are quoted on the Over-The-Counter Bulletin Board maintained by the Financial Industry Regulatory Authority (the “OTCBB”), it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.  As a result, purchasers of the Company’s common stock may have difficulty selling their shares in the public market, and the market price may be subject to significant volatility.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares .

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

ITEM 1B.  Unresolved Staff Comments

None.

ITEM 2.  PROPERTIES

Our principal executive office is located at 120 Interstate North Parkway SE, Suite 445 Atlanta, Ga. Our telephone number is (770) 953-4184. We are currently leasing generic office space on 3 year tern basis for $5,400 per month this lease ends April 2011. This space is utilized for office purposes and it is our belief that the space is adequate for our immediate needs. Additional space may be required as we expand our business activities. We do not foresee any significant difficulties in obtaining any required additional facilities.

ITEM 3.  LEGAL PROCEEDINGS

We are not presently a party to any litigation or threatened litigation.

PART II

ITEM 5.  Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Market Information

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since August 6, 2003 under the symbol “ECDC.OB.”  Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

The following table sets forth the high and low bid quotations for our common stock as reported on the OTC Bulletin Board for the periods indicated.

2009	High	Low
Second Quarter	0.20	0.07
2010
Third Quarter	0.15	2.25

Information for the periods referenced above has been furnished by the OTC Bulletin Board. The quotations furnished by the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not reflect actual transactions.

We have never declared or paid any cash dividends on our common stock nor do we intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as our board of directors deems relevant.

Trading Information

The Company’s common stock is currently approved for quotation on the OTCBB under the symbol “ECDC.OB,” but there is currently no liquid trading market for the Company’s common stock.  The information for our transfer agent is as follows:

Atlantic Stock Transfer Agent
7130 Nob Hill Road
Tamarac, FL 33321
Phone (954) 726-4954

Holders

As of March 26th, 2010 we had 231 stockholders of record.

Section 15(g) of the Securities Exchange Act of 1934

Our company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

ITEM 7.  Management's Discussion And Analysis Of Financial Condition & Results of Operations.

Management Discussion and Analysis

There are clear trends in the direction of the logistics, telemetry industries; our goal is to take bold steps that would establish us as a leader in our industry.  One of the bold steps we have taken is to develop the first integrated GPS device with embedded RFID module.  A true solution which offers continuous visibility across the supply chain.

Research and information from industry leaders validates our business and product strategies.

“We believe that the RFID and GPS and telemetry industry will experience significant growth over the next 5 years. “The next ten years will see a rapid gain in market share of mainstream printed and Chipless RFID tags. The numbers sold globally will rise from $40 million in 2009 to $624 billion in 2019”  - Raghu Das, Development Manager IDTechEx

A recent research by Karen Butner from IBM global services division validates our disagreement.  While RTLS product provides can provide information in real time using GPRS network, its implementation or accuracy of information is considerably subject to human execution. The report published by Karen Butner discovered that 70% of 400 supply chain managers who participated in the research were dissatisfied with the current stage of technology and their inability to have real-time visibility of the supply chain.

The tagging of pallets and cases as demanded by retailers (mostly in the US) will use approximately 225 million RFID labels in 2009, but we see take off in retail outside mandates, such as from Marks & Spencer and American Apparel, where 200 million tags will be used on apparel in 2009. RFID in the form of tickets used for transit will demand 350 million tags in 2009. The tagging of animals (such as pigs and sheep) is now substantial as it becomes a legal requirement in many more territories, with 105 million tags being used for this sector in 2009. This is happening in regions such as China and Australasia. In total, 2.35 billion tags will be sold in 2009 versus 1.97 billion in 2008.

To achieve a leadership position in the logistics space, we intend to pursue the following strategies:

Offer Comprehensive and Affordable Subscription-Based Solutions. Ownership of the, LogiBoxx, LogiBoxx RF™ and HALO devices and software applications gives us distinct advantages over the vast majority of location-tracking companies that license their devices from a limited number of OEMs. Most significantly, our ability to control the costs of manufacturing the device and avoid up-front or ongoing licensing or royalty payments to OEMs permits us to offer our customers our devices at low costs in exchange for a two-year subscription plan, similar to the business model used by many wireless service providers and satellite television companies.

Provide a Global Turnkey Solution to An Independent Distributor and Licensee Network. The combination of offering the LogiBoxx, LogiBoxx RF™ and HALO devices at limited or low cost to the end user together with the management tools embedded in the QuickTrack™ operating platform allows us to offer a turnkey solution to independent distributors seeking low cost entry into a viable business opportunity. We believe that our international approach to deliver turnkey solution globally positions us to rapidly and inexpensively license, manage and distribute our products globally through an independent distributor network with minimal incremental cost.

Increase penetration in existing markets and expand into additional international markets. The challenges posed by assets in transit are a global one and to which we have developed the only viable real time solution.  Licensing and our solution globally and creating network of resellers is going to be a key strategy in our plan to expand operation globally.

Pursue Co-Branding, Licensing and Other Strategic Relationships.  Our ownership of the critical components of the LogiBoxx™ device affords us the flexibility to co-brand or license our technology to larger, well-capitalized strategic partners, such as automobile and construction equipment manufacturers and dealers, who in turn can distribute the product to their end-user customers with their own branded solution “Powered by EarthSearch.” We can also customize the web-based QuickTrack™ interface and the LogiBoxx™, LogiBoxx RF, HALO and RoadNUT device features for our fleet management customers that have unique needs based on the nature of their businesses.

Continue to Develop Proprietary Technologies and Value Added Services.  Our research and development division, EarthSearch Technologies, continues to enhance the Logiboxx™, HALO and RoadNUT devices and develop new GPS and telematic technologies. We previously manage telemetry technology development, application hosting and platform integration for different markets out of Brazil at a significantly reduced cost to the Company.  The recent launch of “GATIS” Global asset Tracking and Identification System which integrates GPS and RFID data in single web based platform is demonstration of our commitment to continue to develop relevant solution for our customers.

Strategic Acquisitions. We intend to accelerate growth by looking at some of our competitors who offer similar but complete solution or who may rely on third party products or technology. The GPS and logistics space has significant number of providers who are simply resellers, a good number of these companies have significant number of customers in their portfolio which could help us accelerate both our growth and market share.

Consumer Products. Our teenage driver safety device “HALO” demonstrates our intention to enter the consumer electronic market aggressively over the next year. We recently executed a vendor agreement with Wal-Mart and intend to pursue similar agreements with other national and regional retailer to help accelerate our success in the consumer market as we begin to deliver product to the market in second quarter 2010.

Plan of Operation and Funding

Existing working capital, cash flow from operations, further advances from the bank, as well as debt instruments or stock subscriptions are expected to be adequate to fund our operations over the next twelve months.

In connection with our business plan, management anticipates that administrative expenses will increase over the next twelve months. Additional issuances of equity or convertible debt securities may be required which will result in dilution to our current shareholders. Furthermore, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business opportunities, which could significantly and materially restrict our business operations.

Material Commitments

We do not have any material commitments for the fiscal years ended December 31, 2009.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Going Concern

The independent auditors' reports accompanying our December 31, 2009 and December 2008 financial statements, prepared before and without consideration of the effect of the acquisition of the assets of EARTHSEARCH Holdings, LLC, contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that we will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

Recent Accounting Pronouncements

Effective June 30, 2009, the FASB issued a new accounting standard related to the disclosure requirements of the fair value of the financial instruments. This standard expands the disclosure requirements of fair value (including the methods and significant assumptions used to estimate fair value) of certain financial instruments to interim period financial statements that were previously only required to be disclosed in financial statements for annual periods.

In August 2009, the FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. The Company does not expect the impact of this amendment to be material to its financial statements.

On September 30, 2009, the FASB issued changes to the authoritative hierarchy of GAAP.  These changes establish the FASB Accounting Standards Codification (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates.  Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification.  These changes and the Codification itself do not change GAAP.  Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Financial Statements.

In October 2009, the FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective for the Company on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective for the Company on January 1, 2011.

ITEM  7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in foreign currency and interest rates. We have not entered into, and do not expect to enter into, financial instruments for trading or hedging purposes.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
Attached hereto as an Exhibit, please find the Report of the Registered Independent Auditor containing all of our current and immediate past financial statements, along with Supplementary Data.

ITEM 9A.  Controls and Procedures

We maintain disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, consisting of controls and other procedures designed to give reasonable assurance that information we are required to disclose in the reports we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms and that such information is accumulated and communicated to management, including our chief executive officer and our chief financial officer, to allow timely decisions regarding such required disclosure. The Company’s chief executive officer and chief financial officer have evaluated such disclosure controls and procedures as of the end of the period covered by this report on Form 8-K and have determined that such disclosure controls and procedures are effective.

There was no change in our internal control over financial reporting during the quarter ended December 31, 2009 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. The Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting is also included as part of their Audit, attached hereto as an Exhibit.

ITEM 9B.  Other Information

None.

ITEM 10.  Directors, Executive Officers and Corporate Governance.

Our Code of Ethics - We adopted a code of ethics. This policy will serve as guidelines in helping employee to conduct our business in accordance with our values. Compliance requires meeting the spirit, as well as the literal meaning, of the law, the policies and the Values. It is expected that employee will use common sense, good judgment, high ethical standards and integrity in all their business

ITEM 11.  EXECUTIVE COMPENSATION.

Compensation of Directors & Officers

The persons who served as members of our board of directors, including executive officers did not receive any compensation for services as director for the year ended December 31, 2009.

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGERS & RELATED STOCKHODER MATTERS.

There have been no Dividends of the Company.

ITEM 13.  CERTAIN RELATIONSHIP & RELATED TRANSACTIONS, & DIRECTOR INDEPENDENCE.

Pursuant to the terms of the Securities Purchase Agreement, which divided the shares on a pro-rata basis to then current shareholder’s of EarthSearch, CFO Andrea Rocha Sousa acquired control of 5,000,000 (Five Million) shares of the Company’s issued and outstanding common stock representing approximately 3.48%. Ms. Rocha  Sousa is Director Kayode Aladesuyi’s wife.

Except for the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)	any of our directors or executive officers;
(B)	any nominee for election as one of our directors;
(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or
(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above

           We anticipate reviewing all related party transactions as they are presented to us, and we would not anticipate that such review procedures would be in writing until such time as our Board of Directors felt it was necessary.

ITEM 14.  PRINCIPAL ACCOUNTING FEES & SERVICES

Audit Fees – The company has been charged $29,505.00 for their April 2009 Audit and $30,000.00 for their April 2008 Audit. No other fees have been billed

PART IV

ITEM 15.  Exhibits, Financial Statements Schedules

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

East Coast Development Corp.

Date: April 8th, 2010	By:	/s/ Kayode Aladesuyi
Kayode Aladesuyi, President